Exhibit 99.2

FOR IMMEDIATE RELEASE
-----------------------

CONTACT: James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

JAMES RIVER COAL COMPANY TO EXPLORE STRATEGIC ALTERNATIVES

Richmond, VA, March 1, 2006 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial grade coal, announced today that it has engaged Morgan Stanley & Co, as financial advisor to assist in exploring various strategic alternatives to maximize shareholder value. The Company is considering a wide range of options, which may include a possible sale of the Company. The Company has authorized Morgan Stanley to contact and provide information to prospective strategic and financial purchasers. No assurance can be given that any transaction will be pursued, or if a transaction is pursued, that it will be consummated. The Company does not expect to make any further public comment on this issue unless and until the Board of Directors has completed the analysis of strategic alternatives and, if appropriate, approved a definitive transaction.

*    *    *

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers. The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and southern Indiana.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including reserves contiguous to those currently held by our Midwest operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.